UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2008
Striker Energy Corp.
(Exact name of registrant as specified in its charter)
Nevada	000-52218	20-2590810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
901 – 360 Bay Street, Toronto, ON, Canada		M5H 2V6
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(416) 489-0093
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 12, 2008, we amended our Articles to effect a two for one forward split of our authorized common stock and our issued and outstanding shares of common stock.

As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.0001 to 150,000,000 shares of common stock with a par value of $0.0001. Our issued and outstanding share capital increased from 10,003,000 shares of common stock to 20,006,000 shares of common stock.

Item 7.01	Regulation FD Disclosure

The Forward Stock Split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on September 15, 2008 under the new stock symbol “SKRY”, Our new CUSIP number is 86332T 203.

Item 9.01	Financial Statements and Exhibits.
3.1	Certificate of Change filed with the Secretary of State of Nevada on September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER ENERGY CORP.

/s/ Joseph Carusone

Joseph Carusone

President, Secretary, Treasurer and Director

Date September 12, 2008